Exhibit (d)(4)

Stillwater Mining Company
737 Palladium Place
Columbus, Montana 59019

August 27, 2002

MMC Norilsk Nickel
22 Voznesensky Pereulok
Moscow, 103009, Russia

CONFIDENTIALITY AGREEMENT

Dear Sirs:

In connection with your possible interest in a transaction (the “Transaction”) involving Stillwater Mining Company (the “Company”), we expect that you will request that we or our representatives furnish you or your representatives with certain information relating to the Company or the Transaction. All information (whether written (whether or not labeled) or oral) related to the Company or the Transaction furnished (whether before or after the date hereof) by us or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, “our Representatives”) to you or your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, “your Representatives”) and all analyses, compilations, forecasts, studies, notes or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any such information is hereinafter referred to as the “Information”. The Company shall use reasonable efforts to label written Information as confidential. The term Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives or (ii) is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) which, to the best of your knowledge after due inquiry, is not prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us.

Accordingly, you hereby agree that:

1.	You and your Representatives (i) will keep the Information confidential and will not (except as required in the opinion of outside counsel by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than to evaluate the Transaction; provided, however, that you may reveal the Information to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who agree to act in accordance with the terms of this letter agreement. You will cause your Representatives to observe the terms of this letter agreement, and you will be responsible for any breach of this letter agreement by any of your Representatives.

2.	You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, that you are considering the Transaction or any other transaction involving the Company, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

3.	In the event that you or any of your Representatives are required pursuant to applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly so that we may promptly seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is timely obtained, or that the Company waives compliance with the terms of this letter agreement, you will furnish only that portion of the Information which you believe, after consulting with outside counsel, is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. In addition, to the extent legally permissible, you will provide the Company, in advance of any such disclosure, with copies of any Information you intend to disclose (and, if applicable, the text of any disclosure language, statement or announcement) and will reasonably cooperate with the Company to the extent it may seek to limit such disclosure. A disclosure made in compliance with this paragraph will not relieve you of any liability you may have for other disclosures not permitted by this letter agreement.

4.	If you determine not to proceed with the Transaction, you will promptly inform us of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will either (i) promptly destroy all copies of the written Information in your or your Representatives’ possession (other than your own internal analyses and any reports relating to a Transaction), or (ii) promptly

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deliver to the Company at your own expense all copies of the written Information in your or your Representatives’ possession (other than your own internal analyses and any reports relating to a Transaction). If requested by the Company, an appropriate officer of yours will certify to the Company that all such material has been so destroyed or delivered. Notwithstanding the destruction or delivery of the materials required by this paragraph, all duties and obligations existing under this letter agreement (including with respect to any oral Information) will remain in full force and effect.

5.	You acknowledge that neither we nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom, other than as may be set forth in any definitive agreement with respect to the Transaction. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

6.	(a)	We have explained to you, and you hereby acknowledge, that our willingness to engage in discussions with, and provide Information to, you with respect to a Transaction is because of our reliance on your assurance to us that you understand, and will fully comply with all of the provisions of this letter agreement intended to protect, the interests of the Company addressed throughout this letter agreement (including particularly, but without limitation, paragraphs 1 and 2, requiring the maintenance of strict confidentiality and proscribed use of Information, paragraph 6, restricting any actions by you seeking, directly or indirectly, to acquire or influence control of the Company or its Board of Directors, policies or management, and paragraph 9, providing for certain remedies in the event of actual or threatened breach of this letter agreement by you). In particular, we have informed you that, should the Company determine not to proceed with a Transaction with you, it will be critical to us that during the period set forth in this paragraph 6 the Company will not be interrupted by you in pursuing its business strategy as determined by its Board of Directors. In light of the foregoing, you have agreed that for a period of one year from the date of this letter agreement, neither you nor any of your affiliates will, unless specifically requested by us: (i) acquire, offer to acquire, or agree to

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acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company; (ii) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise any assets of the Company or any subsidiary or division thereof (other than purchases of assets in the ordinary course of business); (iii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote (including by consent), or seek to advise or influence any person or entity unaffiliated with you with respect to the voting of, any voting securities of the Company (including, without limitation, by making publicly known your position on any matter presented to stockholders); (iv) submit to the Company any shareholder proposal under Rule 14a-8; (v) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets; (vi) form, join or in any way participate in a “group” (as defined in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; (vii) seek in any way, directly or indirectly, to have any provision of this paragraph amended, modified or waived; or (viii) otherwise take, directly or indirectly, any actions with the purpose or effect of avoiding or circumventing any provision of this paragraph 6; provided, however, that the foregoing shall not limit your rights to bid on any assets or securities of the Company put up for sale in bankruptcy or bankruptcy-related auction, or to acquire them from a third party unaffiliated with you.

(b)	Notwithstanding anything contained in this paragraph 6, if a third party not affiliated or acting in concert with you has announced or proposed a bona fide offer or tender for securities of the Company or a transaction between the Company and such third party whereby such third party will acquire 51% or more of the voting securities of the Company or any material part of the assets of the Company (other than purchases of assets in the ordinary course of business) (a “Third Party Transaction”) you or any of your affiliates may, without being in breach of this letter agreement, make a proposal to the Company’s board of directors regarding any action set forth in clauses (i) through (vii) of paragraph 6(a).

(c)	Notwithstanding anything contained in this paragraph 6, you or any of your affiliates may, without being in breach of this letter agreement, take any action set forth in clauses (i) through (vii) of paragraph 6(a) from and after the date of (A) any announcement of a definitive agreement between the

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Company and any third party not affiliated or acting in concert with you regarding any Third Party Transaction or (B) the approval by the Company of any tender or exchange offer for voting securities of the Company by any such third party.

7.	You agree that, for a period of one year from the date of this letter agreement, you will not, directly or indirectly, solicit for employment or hire any employee of the Company or any of its subsidiaries with whom you have had contact or who became known you in connection with the Transaction; provided, however, that the foregoing provision will not prevent you from employing any such person who contacts you on his or her own initiative without any direct or indirect solicitation by or encouragement from you.

8.	You acknowledge and agree that unless and until a written definitive agreement concerning the Transaction has been executed, neither we nor any of our Representatives will have any obligation or liability to you with respect to the Transaction, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transaction or otherwise. Pending the execution of such definitive agreement the existence of this Confidentiality Agreement shall be confidential.

9.	You acknowledge that remedies at law may be inadequate to protect us against any actual or threatened breach of this letter agreement by you or by your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of equitable relief (including injunctive relief and/or specific performance) in our favor without proof of actual damages. You further agree to waive, and to use your best efforts to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final, nonappealable order that this letter agreement has been breached by you or by your Representatives, then you will reimburse the Company for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

10.	You agree that no failure or delay by us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

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11.	This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State.

12.	This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

Very truly yours,

STILLWATER MINING COMPANY

By: /s/ John R. Stark Name: John R. Stark Title: Vice President

Accepted and Agreed as of the date

first written above:

MMC NORILSK NICKEL

By: /s/ Dmitry Razumov Name: Dmitry Razumov Title: Deputy General Director

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MMC Norilsk Nickel
22, Voznesensky Pereulok
Moscow, 103009, Russia

August 27, 2002

Stillwater Mining Company
737 Palladium Place
Columbus, Montana 59019

CONFIDENTIALITY AGREEMENT

Ladies and Gentlemen:

     In connection with your possible interest in a transaction (the “Transaction”) involving Norilsk Nickel (the “Company”), we expect that you will request that we or our representatives furnish you or your representatives with certain information relating to the Company or the Transaction. All information (whether written (whether or not labeled) or oral) related to the Company or the Transaction furnished (whether before or after the date hereof) by us or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, “our Representatives”) to you or your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, “your Representatives”) and all analyses, compilations, forecasts, studies, notes or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any such information is hereinafter referred to as the “Information.” The Company shall use reasonable efforts to label written Information as confidential. The term Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives or (ii) is or becomes available to you on a non-confidential basis from a source (other than us or our Representatives) which, to the best of your knowledge after due inquiry, is not prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us.

     Accordingly, you hereby agree that:

1.	You and your Representatives (i) will keep the Information confidential and will not (except as required in the opinion of outside counsel by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than to evaluate the Transaction; provided, however, that you may reveal the Information to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who agree to act in accordance with the terms of this letter agreement. You will cause your Representatives to observe the terms of this letter agreement, and you will be responsible for any breach of this letter agreement by any of your Representatives.

2.	You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, that you are considering the Transaction or any other transaction involving the Company, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

3.	In the event that you or any of your Representatives are required pursuant to applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly so that we may promptly seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is timely obtained, or that the Company waives compliance with the terms of this letter agreement, you will furnish only that portion of the Information which you believe, after consulting with outside counsel, is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. In addition, to the extent legally permissible, you will provide the Company, in advance of any such disclosure, with copies of any Information you intend to disclose (and, if applicable, the text of any disclosure language, statement or announcement) and will reasonably cooperate with the Company to the extent it may seek to limit such disclosure. A disclosure made in compliance with this paragraph will not relieve you of any liability you may have for other disclosures not permitted by this letter agreement.

4.	If you determine not to proceed with the Transaction, you will promptly inform us of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will either (i) promptly destroy all copies of the written Information in your or your Representatives’ possession (other than your own internal analyses and any reports relating to a Transaction), or (ii) promptly deliver to the Company at your own expense all copies of the written Information in your or your Representatives’ possession (other than your own internal analyses and any reports relating to a Transaction). If requested by the Company, an appropriate officer of yours will certify to the Company that all such material has been so destroyed or delivered. Notwithstanding the destruction or delivery of the materials required by this paragraph, all duties and obligations existing under this letter agreement (including with respect to any oral Information) will remain in full force and effect.

5.	You acknowledge that neither we nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom, other than as may be set forth in any definitive agreement with respect to the Transaction. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

6.	(a) We have explained to you, and you hereby acknowledge, that our willingness to engage in discussions with, and provide Information to, you with respect to a Transaction is because of our reliance on your assurance to us that you understand, and will fully comply with all of the provisions of this letter agreement intended to protect, the interests of the Company addressed throughout this letter agreement (including particularly, but without limitation, paragraphs 1 and 2, requiring the maintenance of strict confidentiality and proscribed use of Information, paragraph 6, restricting any actions by you seeking, directly or indirectly, to acquire or influence control of the Company or its Management Board, policies or management, and paragraph 9, providing for certain remedies in the event of actual or threatened breach of this letter agreement by you). In particular, we have informed you that, should the Company determine not to proceed with a Transaction with you, it will be critical to us that during the period set forth in this paragraph 6 the Company will not be interrupted by you in pursuing its business strategy as determined by its Management Board. In light of the foregoing, you have agreed that for a period of one year from the date of this letter agreement, neither you nor any of your affiliates will, unless specifically requested by us: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company; (ii) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise any assets of the Company or any subsidiary or division thereof (other than purchases of assets in the ordinary course of business); (iii) as such concepts are applicable under Russian law, make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote (including by consent), or seek to advise or influence any person or entity unaffiliated with you with respect to the voting of, any voting securities of the Company (including, without limitation, by making publicly known your position on any matter presented to stockholders); (iv) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets; (v) seek in any way, directly or indirectly, to have any provision of this paragraph amended, modified or waived; or (vi) otherwise take, directly or indirectly, any actions with the purpose or effect of avoiding or circumventing any provision of this paragraph 6; provided, however, that the foregoing shall not limit your rights to bid on any assets or securities of the Company put up for sale in bankruptcy or bankruptcy-related auction, or to acquire them from a third-party unaffiliated with you.

(b) Notwithstanding anything contained in this paragraph 6, if a third party not affiliated or acting in concert with you has announced or proposed a bona fide offer or tender for securities of the Company or a transaction between the Company and such third party whereby such third party will acquire 51% or more of the voting securities of the Company or any material part of the assets of the Company (other than purchases of assets in the ordinary course of business) (a “Third Party Transaction”) you or any of your affiliates may, without being in breach of this letter agreement, make a proposal to the Company’s Management Board regarding any action set forth in clauses (i) through (vi) of paragraph 6(a).

(c) Notwithstanding anything contained in this paragraph 6, you or any of your affiliates may, without being in breach of this letter agreement, take any action set forth in clauses (i) through (vi) of paragraph 6(a) from and after the date of (A) any announcement of a definitive agreement between the Company and any third party not affiliated or acting in concert with you regarding any Third Party Transaction or (B) the approval by the Company of any tender or exchange offer for voting securities of the Company by any such third party.

7.	You agree that, for a period of one year from the date of this letter agreement, you will not, directly or indirectly, solicit for employment or hire any employee of the Company or any of its subsidiaries with whom you have had contact or who became known you in connection with the Transaction; provided, however, that the foregoing provision will not prevent you from employing any such person who contacts you on his or her own initiative without any direct or indirect solicitation by or encouragement from you.

8.	You acknowledge and agree that unless and until a written definitive agreement concerning the Transaction has been executed, neither we nor any of our Representatives will have any obligation or liability to you with respect to the Transaction, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transaction or otherwise. Pending the execution of such definitive agreement the existence of this Confidentiality Agreement shall be confidential.

9.	You acknowledge that remedies at law may be inadequate to protect us against any actual or threatened breach of this letter agreement by you or by your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of equitable relief

(including injunctive relief and/or specific performance) in our favor without proof of actual damages. You further agree to waive, and to use your best efforts to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final, nonappealable order that this letter agreement has been breached by you or by your Representatives, then you will reimburse the Company for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

10.	You agree that no failure or delay by us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11.	This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State.

12.	This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

Very truly yours,

MMC NORILSK NICKEL

By: /s/ Dmitry Razumov Name: Dmitry Razumov Title: Deputy General Director

Accepted and Agreed as of the date first written above:

STILLWATER MINING COMPANY

By: /s/ John R. Stark Name: John R. Stark Title: Vice President